EXHIBIT 10.13
Separation and Release Agreement
Tandy Leather Factory, Inc. and its subsidiaries (“Employer”) and Tina Castillo (“Employee”) enter into this Separation and Release Agreement (“Agreement”), which was received by Employee on the 15th day of October, 2019, signed by Employee on the date shown below Employee’s signature on the last page of this Agreement and is effective eight days (8) after the date of execution by Employee unless employee revokes the agreement before that date, for and in consideration of the promises made among the parties and other good and valuable consideration as follows:
1.  Change of Role; Separation Date.  Employee has submitted to Employer her resignation as Chief Financial Officer of Employer but has agreed to remain with Employer during a transition period of such role.  Employer and Employee agree that upon Employer identifying and onboarding an interim Chief Financial Officer, Employee shall assume the title of Vice President, Special Projects; in such role, Employee shall facilitate the training of the interim CFO as well as assist with finance, accounting and other business matters of Employer as needed.  Employee shall remain in such role until the earlier of February 28, 2020 or such other date as may otherwise be agreed by Employer and Employee (such date, the “Separation Date”).
2.  Salary and Payments upon Separation Date.  Employee shall receive a base salary of $200,000 per year during the period of her employment as Vice President, Special Projects, and will continue to participate in all company health and retirement plans and other benefits programs during such period.  Provided Employee executes this Agreement, does not revoke this Agreement under Section 3(b), is not terminated by Employer for Cause, and does not resign her employment or quit without Good Reason prior to the Separation Date, then subject to the terms of this Agreement, Employer will pay Employee gross aggregate amount of $75,000, subject to the usual withholding required by law (the “Cash Stay Bonus”). The Cash Stay Bonus will be in accordance with and subject to the terms and conditions of this Agreement and shall be paid not later than seven (7) days after the Separation Date.  Additionally, Employee may elect COBRA continuation coverage after the Separation Date, for which Employer shall reimburse Employee for its portion of the contribution for a period of up to five (5) months after the Separation Date; if Employee obtains another job during this period through which health benefits would be provided, Employee shall promptly inform Employer, who shall then discontinue further COBRA reimbursements.  Employee’s participation in the group medical and dental plan of Employer shall then terminate in accordance with the COBRA continuation of coverage provisions under the group medical and dental plan of Employer.  Good Reason, as used in this Agreement, means failure of Employer to provide the pay and benefits described in this Agreement for the Vice President –Special Projects or moving Employee’s work location more than twenty-five miles from its current location.  Cause, as used in this Agreement, means Employee’s consistent and prolonged failure or inability to perform duties as assigned or adhere to the policies of the Company; Employee’s perpetuation of fraud, theft or other misappropriation of Employer property or funds; Employee is charged with, indicted of, or has pleaded guilty or nolo contendere to any felony or to any crime involving moral turpitude; and/or Employee willfully violates laws and regulations or commits acts that causes material damage to the Employer.
(a)  Restricted Stock Unit Vesting.  Subject to Employee’s eligibility to receive the Cash Stay Bonus, upon the Separation Date, Employer shall immediately vest 10,000 restricted stock units currently held by Employee.  Promptly following the Separation Date, Employer shall cause the shares of common stock underlying such restricted stock units into an account for Employee’s benefit with Employer’s common stock transfer agent.  Employee is responsible for all personal income tax due.
(b)  Professional Fees.  Employer will reimburse Employee for reasonable professional fees she may incur in connection with Employee’s separation and the review and negotiation of this Agreement, up to a maximum of $3,000.
(c)  Cell Phone Number.  Upon the Separation Date, Employer and Employee shall cooperate as needed to transfer Employee’s current cell phone number to a personal account.  Employee shall direct callers contacting that number for company business after the Separation Date to speak with a designated person with Employer.
(d)  Employee acknowledges and agrees that, other than any items specifically set forth in this Agreement, Employee is not and will not be due any other compensation, including, but not limited to, compensation for unpaid salary (except for amounts unpaid and owing for Employee’s employment with Employer and its affiliates prior to the Separation Date), unpaid bonus and severance from Employer any of its affiliates, and as of and after the Separation Date, except as provided herein, Employee will not be eligible to participate in any of the benefit plans of Employer or any of its affiliates, including, without limitation, Employer’s 401k  plan or insurance policies.  Employee will be entitled to receive benefits, which are vested and accrued prior to the Separation Date pursuant to the employee benefit plans of Employer.  Employer shall promptly reimburse Employee for business expenses incurred in the ordinary course of Employee’s employment on or before the Separation Date, but not previously reimbursed, provided Employer’s policies of documentation and approval are satisfied.

 3.  Release.
(a)  Employee, for herself, Employee’s successors, administrators, heirs and assigns, hereby fully releases, waives and forever discharges Employer, any affiliated company or subsidiary, their predecessors, successors, affiliates, assigns, shareholders, directors, officers, agents, attorneys, and employees, whether past, present, or future (the “Released Parties”) from any and all actions, suits, debts, demands, damages, claims, judgements, or liabilities of any nature, including costs and attorneys’ fees, whether known or unknown, including, but not limited to, all claims arising out of Employee’s employment with or separation from any of the Released Parties, such as (by way of example only) any claim for bonus, severance, or other benefits apart from the benefits stated herein; breach of contract; wrongful discharge; impairment of economic opportunity; any claim under common-law or at equity; any tort; claims for reimbursements; claims for commissions; or claims for employment discrimination under any state, federal and local law, statute, or regulation or claims related to any other restriction or the right to terminate employment, including without limitation, Title VII of the Civil Rights Act of 1964, as amended, the Americans with Disabilities Act of 1990, as amended, and the Human Rights Act, as amended.  Nothing herein shall release any party from any obligation under this agreement.  Employee acknowledges and agrees that this release and the covenant not to sue set forth in Paragraph 4 are essential and material terms of this Agreement and that, without such release and covenant not to sue, no agreement would have been reached by the parties and no benefits under this Agreement would have been paid.  Employee understands and acknowledges the significance and consequences of this release and this Agreement.  Nothing contained in this Agreement is intended to, nor shall be construed to, waive or release Employee’s right to defense, indemnification and/or advancement of defense costs for claims asserted against Employee by third parties arising out of Employee’s employment with Company.
(b)  EMPLOYEE SPECIFICALLY WAIVES AND RELEASES EMPLOYER FROM ALL CLAIMS EMPLOYEE MAY HAVE AS OF THE DATE EMPLOYEE SIGNS THIS AGREEMENT REGARDING CLAIMS OR RIGHTS ARISING UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967, AS AMENDED, 29 U.S.C. 621 (“ADEA”).  THIS PARAGRAPH DOES NOT WAIVE RIGHTS OR CLAIMS THAT MAY ARISE UNDER THE ADEA AFTER THE DATE EMPLOYEE SIGNS THIS AGREEMENT.  EMPLOYEE AGREES THAT THIS AGREEMENT PROVIDES BENEFITS TO WHICH EMPLOYEE IS NOT OTHERWISE ENTITLED, THAT EMPLOYER HAS ADVISED EMPLOYEE TO CONSULT AN ATTORNEY PRIOR TO SIGNING THIS AGREEMENT, AND THAT EMPLOYEE HAS CONSULTED COMPETENT COUNSEL OF HIS/HER OWN SELECTION PRIOR TO SIGNING THIS AGREEMENT.  EMPLOYEE HAS BEEN PROVIDED TWENTY-ONE (21) DAYS WITHIN WHICH TO CONSIDER WHETHER EMPLOYEE SHOULD SIGN THIS AGREEMENT AND WAIVE AND RELEASE ALL CLAIMS AND RIGHTS ARISING UNDER THE ADEA.  EMPLOYEE SHALL HAVE SEVEN (7) DAYS WITHIN WHICH TO REVOKE THIS AGREEMENT AFTER ITS EXECUTION BY EMPLOYEE AND THIS AGREEMENT SHALL NOT BECOME EFFECTIVE OR ENFORCEABLE UNTIL THAT REVOCATION PERIOD HAS EXPIRED.  ANY REVOCATION WITHIN THIS PERIOD MUST BE SUBMITTED IN WRITING TO EMPLOYER’S GENERAL COUNSEL AT 1900 SE LOOP 820, FORT WORTH, TEXAS 76140 AND MUST STATE:  “I HEREBY REVOKE MY ACCEPTANCE OF OUR AGREEMENT AND GENERAL RELEASE.”
(c)  IN THE EVENT EMPLOYEE RETAINS ANY AMOUNT PAID UNDER THE AGREEMENT AND LATER ASSERTS OR FILES A CLAIM, CHARGE, COMPLAINT, OR ACTION AND OBTAINS A JUDGEMENT, IT IS THE INTENT OF THE PARTIES THAT ALL PAYMENTS MADE TO EMPLOYEE HERE UNDER SHALL BE OFFSET AGAINST ANY JUDGEMENT EMPLOYEE OBTAINS.
(e)  Additional Release.  Employee agrees that her entitlement to the Stay Bonus and the vesting of Restricted Stock Units hereunder are expressly conditioned on her execution of a subsequent release in the form annexed hereto as Addendum A of all claims covering the period between execution of this Agreement and the Separation Date.  If Employee does not execute this additional release, she will not be entitled to any compensation or COBRA continuation benefits described in Paragraph 2 above.

4.  Covenant Not to Sue.
(a)  To the maximum extent permitted by law, Employee covenants not to sue or to institute or cause to be instituted any action in any federal, state, or local agency or court against any of the Released Parties, including but not limited to any of the claims released in paragraph 3 of this Agreement.  In the event of Employee’s breach of the terms of this Agreement, without prejudice to Employer’s other rights and remedies available at law or in equity, except as prohibited by law, Employee shall be liable for all costs and expenses (including, without limitation, reasonable attorney’s fees and legal expenses) incurred by Employer as a result of such breach.
(b)  Notwithstanding the foregoing, nothing in this Agreement is intended to or shall preclude Employee from filing a complaint and/or charge with the Equal Employment Opportunity Commission, or an appropriate federal, state, or local government agency, or preclude Employee from cooperating with said agency in its investigation.  Employee, however, shall not be entitled to receive any relief, recovery, or monies in connection with any complaint or charge brought against Employer, without regard as to who brought any said complaint or charge.  Nothing herein shall prevent Employee or Employer from instituting any action required to enforce the terms of this Agreement.  In addition, nothing herein shall be construed to prevent Employee from enforcing any rights Employee may have under the Employee Retirement Income Security Act of 1974, commonly known as ERISA.
5.  Confidentiality.  At all times hereafter, Employee will maintain the confidentiality of all information in whatever form concerning Employer or any of its affiliates relating to its or their businesses, customers, finances, strategic or other plans, marketing, employees, trade practices, trade secrets, know-how or other matters which are not generally known outside Employer, and Employee will not, directly or indirectly, make any disclosure thereof to anyone, or make any use thereof, on her own behalf or on behalf of any third party, unless specifically requested by or agreed to in writing by an executive officer of Employer.  Employee will promptly after the Separation Date return to Employer all reports, files, memoranda, records, computer equipment and software, credit cards, cardkey passes, door and file keys, computer access codes or disks and instructional manuals, and other physical or personal property which she received or prepared or helped prepare in connection with her employment with Employer, its subsidiaries and affiliates, and Employee will not retain any copies, duplicates, reproductions or excerpts thereof.  In addition, Employee agrees that, except as required by law or regulation, she will not, at any time, discuss publicly (including, without limitation, any member of the media) the terms of Employee’s employment severance (including, without limitation, the terms of this Agreement), except with Employee’s immediate family and financial advisors, and to the extent necessary to enforce the terms and conditions of this Agreement or as otherwise required by law, or pursuant to a valid subpoena, discovery notice, demand or request, or Court order or process.
6.  Non-Disparagement.  Employee agrees to refrain from making public or private comments or taking any actions which disparage, or are disparaging, derogatory or negative about the business of Employer, or the products, policies or decisions of Employer, or any present or former officers, directors or employees of Employer or any of its operating divisions, subsidiaries or affiliates.  In the event that Employee breaches this Paragraph 6, Employee shall be required to reimburse Employer the full amount of any Cash Stay Bonus received under this Agreement.  In addition, Employer shall be entitled to preliminarily or permanently enjoin Employee from violating this Paragraph 6 in order to prevent the continuation of such harm.  Nothing in this Agreement shall be construed to prohibit Employer from also pursuing any other remedy available to it, the parties having agreed that all remedies are to be cumulative.
7.  Non-Solicitation. In consideration for receiving the payments called for hereunder, Employee agrees that during the one (1) year period beginning on the Separation Date, Employee shall not, without the prior written consent of Employer, alone, or in association with others, solicit on behalf of Employee, or any other person, firm, corporation or entity, any employee of Employer, or any of its operating divisions, subsidiaries or affiliates, for employment, consulting or other independent contractor arrangements.  For purposes of this Agreement and to avoid any ambiguity, Employer and Employee agree that it will be presumed that Employee solicited an employee of Employer if such employee commences employment for or on behalf of Employee within one (1) year after Employee leaves Employer.  Employee acknowledges that compliance with this Paragraph 7 is necessary to protect the business and good will of Employer and that a breach of any of these provisions will irreparably and continually damage Employer, for which money damages may not be adequate.  Accordingly, in the event that Employee breaches this Paragraph 7, Employee shall be required to reimburse Employer the full amount of any Cash Stay Bonus received under this Agreement.  In addition, Employer shall be entitled to preliminarily or permanently enjoin Employee from violating this Paragraph 7 in order to prevent the continuation of such harm.  Nothing in this Agreement shall be construed to prohibit Employer from also pursuing any other remedy available to it, the parties having agreed that all remedies are to be cumulative.

8.  Employee’s Understanding.  Employee acknowledges by signing this Agreement that Employee has read and understands this document, that Employee has conferred with or had opportunity to confer with Employee’s attorneys regarding the terms and meaning of this Agreement, that Employee has had suffi-cient time to consider the terms provided for in this Agreement, that no representations or inducements have been made to Employee except as set forth herein, and that Employee has signed the same KNOWINGLY AND VOLUNTARILY.
 9.  Directors and Officer’s Insurance.  For a period of three years following the Separation Date, Employer shall maintain comparable levels of Directors and Officers Insurance coverage as existed as of the Separation Date with respect to the periods of Employee’s service to the Company.  In addition, unless otherwise required by law or regulation, for a period of three years following Separation Date, Employer shall maintain its policies of indemnification of Directors and Officers as existed as of the Separation Date with respect to the Employee’s service to the Company.  The foregoing shall not preclude Employer from making changes to its insurance coverage or indemnification policies to the extent such changes would be applicable to all the then-current Directors and Officers of the Employer.
10.  Provisions. It is intended that the provisions of this Agreement shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought.  The provisions of this Agreement shall be construed in accordance with the internal laws of the State of Texas.  In the event that any paragraph, subparagraph or provision of this Agreement shall be determined to be partially contrary to governing law or otherwise partially unenforceable, the paragraph, subparagraph, or provision and this Agreement shall be enforced to the maximum extent permitted by law, and if any paragraph, subparagraph, or provision of this Agreement shall be determined to be totally contrary to governing law or otherwise totally unenforceable, the paragraph, subparagraph, or provision shall be severed and disregarded and the remainder of this Agreement shall be enforced to the maximum extent permitted by law.
11.  Non-Admission of Liability. Employee agrees that neither this Agreement nor performance hereunder constitutes an admission by any of the Released Parties of any violation of any federal, state, or local law, regulation, common-law, breach of any contract, or any other wrongdoing of any type.
12.  Overpayments, Employee Reimbursements and Return of Company Property.
(a) Employee agrees to repay any overpayment of any amount miscalculated hereunder to which Employee is not expressly entitled under the terms of this Agreement (“Overpayment”).  Employee expressly agrees that Employer may reconcile or set off any Overpayment against any remaining unpaid pay due under this Agreement, or against any amounts due to Employee under any Employer non-qualified plans.
(b) Employee further agrees that if Employee does not return all Employer property or reimburse Employer for all personal expenses charged to Employer within 7 days after the Separation Date, then Employer may reconcile or set off the value of the property or the amount of the personal charges against any remaining unpaid amount due hereunder, or against any amounts due to Employee under any Employer non-qualified plans.  For purposes of this paragraph, the value of any Employer property shall be determined by Employer in its sole discretion.

Exhibit A:  Additional Release Addendum
Pursuant to the Separation and Release Agreement dated October 15, 2019 (the “Agreement”) between Tandy Leather Factory, Inc. (“Employer”) and Tina Castillo (“Employee”), of which this release is made a apart, and in consideration of the Stay Bonus and vesting of restricted stock units described in the Agreement, Employer hereby agrees to the following as of the date set forth below (the “Separation Date”):
Employee, for herself, Employee’s successors, administrators, heirs and assigns, hereby fully releases, waives and forever discharges Employer, any affiliated company or subsidiary, their predecessors, successors, affiliates, assigns, shareholders, directors, officers, agents, attorneys, and employees, whether past, present, or future (the “Released Parties”) from any and all actions, suits, debts, demands, damages, claims, judgements, or liabilities of any nature, including costs and attorneys’ fees, whether known or unknown, including, but not limited to, all claims arising out of Employee’s employment with or separation from any of the Released Parties, such as (by way of example only) any claim for bonus, severance, or other benefits apart from the benefits stated herein; breach of contract; wrongful discharge; impairment of economic opportunity; any claim under common-law or at equity; any tort; claims for reimbursements; claims for commissions; or claims for employment discrimination under any state, federal and local law, statute, or regulation or claims related to any other restriction or the right to terminate employment, including without limitation, Title VII of the Civil Rights Act of 1964, as amended, the Americans with Disabilities Act of 1990, as amended, and the Human Rights Act, as amended.  Nothing herein shall release any party from any obligation under this agreement.  Employee acknowledges and agrees that this release and the covenant not to sue set forth in Paragraph 4 of the Agreement are essential and material terms of the Agreement and that, without such release and covenant not to sue, no agreement would have been reached by the parties and no benefits under such Agreement would have been paid.  Employee understands and acknowledges the significance and consequences of this release and the Agreement.
Signed and delivered as of the Separation Date set forth below:
EMPLOYEE:

Tina Castillo

Date: